Exhibit 10.1

2010 Stock Incentive Plan

FEDERAL-MOGUL CORPORATION

2010 STOCK INCENTIVE PLAN

SECTION 1. Establishment, Objectives, Term.

(a) Establishment. Federal-Mogul Corporation, a Delaware corporation, hereby establishes a stock incentive compensation plan, to be known as the “Federal-Mogul Corporation 2010 Stock Incentive Plan”. The Plan permits the grant of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units. The Plan is effective as of the Effective Date, and will remain in effect as provided in Section 1(c).

(b) Objectives. The objectives of the Plan are to optimize the profitability and growth of the Company through long-term incentives that are consistent with the Company’s objectives and that link the interests of Participants to those of the Company’s shareholders; to provide Participants with an incentive for excellence in individual performance; to promote teamwork among Participants; and to give the Company a significant advantage in attracting and retaining officers, key employees and directors. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants who make significant contributions to the Company’s success, and to allow Participants to share in the success of the Company.

(c) Term. The Plan was approved by the Board of Directors on February 22, 2010 (the “Effective Date”) and shall be effective on the date the Plan is approved by the stockholders of the Company. The Plan will commence on the Effective Date, and will remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to the terms of the Plan, until the earlier of (i) the date on which all shares of Stock subject to it pursuant to Section 4 have been issued or transferred according to the Plan’s provisions, and (ii) the date that immediately precedes the tenth (10th) anniversary of the Effective Date. Awards outstanding as of the date on which the Plan terminates shall not be affected or impaired by the termination of the Plan.

SECTION 2. Definitions.

For purposes of the Plan, the following terms are defined as set forth below:

(a) “Award” means a Stock Appreciation Right, Stock Option, Restricted Stock, Restricted Stock Unit, Stock Unit, Performance Unit, or Performance Share.

(b) “Award Agreement” means a written agreement, contract, notice or other instrument or document evidencing the terms and conditions of an Award granted pursuant to the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Breach of Conduct” means (i) (A) if the Participant has executed an employment agreement, option agreement, Award Agreement or other agreement with the Company or any of its Affiliates, then (1) the commission of any act contained within the definition of “cause” contained therein or (2) any breach by the Participant of such agreement, (B) the Participant’s conviction of, or entering a guilty plea, no contest plea or nolo contendere plea to any crime (other than minor traffic violations), (C) failure by the Participant to come to work on a full-time basis, other than on holidays, vacation days, sick days, or other days off under the Company’s business policies; (D) illegal use of drugs or alcohol in violation of the Company’s Integrity Policy or other business policies; or (E) a material breach of the Participant’s employment terms; or (ii) conduct, as determined by the Committee in its sole discretion, involving any one of the following: (A) violation of the Company’s Integrity Policy or a material violation of any other business policy or standard of the Company or any Subsidiary that has been distributed or made available to the Participant, (B) misconduct or inadequate performance by the Participant; (C) the commission of an act of embezzlement, fraud or theft; (D) the unauthorized disclosure of any trade secret or confidential information of the Company (or any client, customer, supplier or other third party who has a business relationship with the Company) or willful failure to protect any trade secret or confidential information of the Company; (E) the violation of any noncompetition or nonsolicitation covenant or similar agreement with the Company or any of its Subsidiaries or soliciting, inducing, or attempting to induce employees of the Company or its Subsidiaries to terminate their employment with the Company or a Subsidiary; (F) the violation of any assignment of inventions obligation with the Company or any of its Subsidiaries; (G) the commission of an act which constitutes unfair competition with the Company or which induces or attempts to induce any customer or prospective customer of the Company to breach a contract with the Company or to decline to do business with the Company; (H) the commission of an act of fraud or breach of fiduciary duty; (I) the failure of the Participant to perform in a material respect his or her employment, consulting or advisory obligations without proper cause; (J) any violation by Employee of the terms of this Plan or any Award Agreement; or (K) the Participant’s disparagement, or inducement of others to do so, of the Company or its Affiliates, or their past or present officers, directors, employees or products, or their controlling persons.

(e) “Change in Control” has the meaning set forth in Section 12(b).

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder

(g) “Commission” means the Securities and Exchange Commission or any successor agency.

(h) “Committee” means the Committee referred to in Section 3.

(i) “Company” means Federal-Mogul Corporation, a Delaware corporation, or any successor corporation.

(j) “Disability” in the case of any Participant means, unless otherwise defined in such Participant’s Award Agreement, that such Participant is unable to engage in such Participant’s pre-Disability employment with the Company or any Subsidiary by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(k) “Dividend Equivalent” means a right granted to a Participant under Section 9 to receive cash, Stock, or other property equal in value to dividends paid with respect to a specified number of shares of Stock or to periodic distributions on other specified equity securities of the Company. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award and may be paid currently or on a deferred basis.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be determined to include successor provisions thereto and regulations thereunder

(m) “Fair Market Value” means the fair market value of the Stock as determined by the Committee in good faith and in its sole discretion in any manner permitted under Section 409A of the Code, provided, however, if the Committee does not determine otherwise in an Award Agreement, then Fair Market Value means, (i) if the Stock is listed on a national securities exchange, the last reported sale price on the principal national securities exchange on which the Stock is listed or admitted to trading on the trading day for which the determination is being made, or (ii) if the Stock is not listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices on the day for which the determination is being made in the over-the-counter market as reported by NASDAQ, or (iii) if bid and asked prices for the Stock on such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Stock selected for such purpose by the Board or a committee thereof.

(n) “Immediate Family” shall mean, except as otherwise defined by the Committee, the Participant’s spouse, children, siblings, stepchildren, grandchildren, parents, stepparents, grandparents, in-laws and persons related by legal adoption.

(o) “Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(p) “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(q) “Participant” means an individual who, as an employee, officer or director of the Company or a Subsidiary or such other individual as specified in Section 3, has been granted an Award under the Plan.

(r) “Performance Goals” means any target or targets of performance established by the Committee in its sole discretion. A Performance Goal shall be based on one or more of the following criteria: sales, free cash flow, revenue, pre-tax or after-tax profit levels, earnings per share, operating earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, net operating profits after tax, and net income; total stockholder return; return on assets, tangible assets, equity, capital or investment, cash flow and cash flow return on investment, cash flow before interest and financing, value cash flow, economic value added and economic profit; growth in earnings per share, debt to equity ratio, market share, price per share of Stock, economic value added and market value added; levels of capital expenditures, sales general and administrative expense, operating expense and maintenance expense, safety, new business bookings, productivity, restructuring, measures of customer satisfaction and/or customer service, as determined from time to time including the relative improvement therein; or such similar objectively determinable financial or other measures as may be adopted by the Committee in its sole discretion. The criteria selected by the Committee may relate to the performance of the Company as a whole or upon the performance of a Subsidiary, business unit, division or department or any combination thereof and either as an absolute measure or as a measure of comparative performance relative to a peer group of companies, an index, budget, prior period, or combination thereof, or other standard selected by the Committee. The criteria selected by the Committee shall be calculated in accordance with (a) the Company’s financial statements or (b) generally accepted accounting principles or (c) any other methodology established by the Committee prior to the issuance of an Award. A Performance Goal may include a threshold level of performance below which no payout or vesting will occur, target levels of performance at which a full payout or full vesting will occur, and/or a maximum level of performance at which a specified additional payout or vesting will occur. Performance Goals may differ among Participants, including among similarly situated Participants. Performance Goals shall be subject to certification by the Committee; provided that the Committee shall have the authority, to the extent consistent with the “qualified performance-based compensation” exception of Section 162(m) of the Code and Section 1.162-27(e) of the Income Tax Regulations, to make equitable adjustments to the Performance Goals in recognition of unusual or nonrecurring events affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. Once a Performance Goal is established, the Committee shall have no discretion to increase the amount of compensation that would otherwise be payable to a recipient upon attainment of a Performance Goal; provided, however, that the Committee shall retain “negative discretion” to adjust bonus payments as permitted by Section 162(m) of the Code and treasury regulations issued thereunder.

(s) “Performance Period” means the period of one year or longer established by the Committee in connection with the grant of an Award for which the Committee has established Performance Goals.

(t) “Performance Unit” means an Award granted to a Participant under Section 10, the value of which is expressed in terms of cash or in property other than Stock.

(u) “Performance Share” means an Award granted to a Participant under Section 11, the value of which is expressed in terms of, or valued by reference to, a share of Stock.

(v) “Plan” means the Federal-Mogul Corporation 2010 Stock Incentive Plan, as set forth herein and as hereinafter amended from time to time.

(w) “Plan Year” means the twelve-month period beginning on January 1 and ending on December 31; provided, however, the first Plan Year shall be the short Plan Year beginning on the Effective Date and ending on December 31, 2010.

(x) “Restatement Event” means (whether as a result of fraud, mistake or otherwise) any negative restatement or other revision of: (A) the financial statements (whether audited or unaudited), results or performance of (i) the Company or (ii) to the extent material to the Company and its Subsidiaries taken as a whole, any Subsidiary, business unit, division or department of the Company; or (B) any data used by the Committee in setting any Performance Goal and/or determining whether and to what extent any Performance Goal has been met.

(y) “Restricted Stock” means an award of shares of Stock granted to a Participant under Section 8 that may be subject to certain restrictions and to a risk of forfeiture.

(z) “Restricted Stock Unit” means the contractual right to be issued Stock under Section 8 that may be subject to certain restrictions and to a risk of forfeiture.

(aa) “Restricted Stock Agreement” means an Award Agreement evidencing the terms and conditions of a grant of Restricted Stock.

(bb) “Retirement” with respect to a Participant means a voluntary Termination of Employment by such Participant (other than a Termination of Employment by such Participant without “Cause” or without “Good Reason” prior to the expiration of such Participant’s term of employment pursuant to any applicable employment agreement or policy of the Company, as such terms are defined in such employment agreement or policy) on or after reaching age 60 with ten or more years of service with the Company or a Subsidiary, unless such required age or number of years of service are otherwise reduced with respect to such Participant by the Committee.

(cc) “Rule 16b-3” means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time or any successor definition adopted by the Commission.

(dd) “Specified Employee” means a “specified employee” within the meaning of Section 409A(a)(2)(B) of the Code and using the methodology selected by the Company from time to time (including any permitted alternate means selected by the Company to identify specified employees), or if none, the default methodology provided by applicable Income Tax Regulations.

(ee) “Stock” means common stock, par value $.01 per share, of the Company.

(ff) “Stock Appreciation Right” means a right granted to a Participant under Section 7 to be paid an amount equal to the appreciation, if any, in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock, or other Awards, or other property as specified in the Award or as determined by the Committee.

(gg) “Stock Option” means an option granted to a Participant under Section 6 to purchase one or more shares of Stock.

(hh) “Stock Unit” means a right granted to a Participant under Section 9 to receive either Stock or cash or any combination thereof.

(ii) “Subsidiary” shall have the meaning given such term in Section 424(f) of the Code and shall also include any corporation or other entity that is controlled, directly or indirectly, by the Company.

(jj) “Termination of Employment” means the termination of the Participant’s employment with the Company and all of its Subsidiaries. In the case of a Participant who is a director but not an employee of the Company or any Subsidiary, “Termination of Employment” means the termination of the Participant’s services as a member of the Board or such Subsidiary’s board of directors.

SECTION 3. Administration.

The Plan shall be administered by the Committee which committee shall be either (a) the Board, (b) the Compensation Committee of the Board or (c) such other committee of the Board (the “Non-Employee Director

Committee”) composed of not less than three (3) members of the Board, each of whom shall be appointed by and serve at the pleasure of the Board and who shall also be “non-employee directors” within the meaning of Rule 16b-3, “independent directors” within the meaning of applicable NASDAQ or stock exchange rules, and to the extent that the Committee has resolved to take actions necessary to enable compensation arising with respect to Awards under the Plan to constitute performance-based compensation for purposes of Section 162(m) of the Code, “outside directors” within the meaning of Section 162(m) of the Code.

With respect to Awards granted to persons subject to Section 16 of the Exchange Act, the Plan shall be administered by the Committee, provided that all such Awards shall be approved by a majority of either the members of the Board or the members of the Non-Employee Director Committee.

The Committee shall have full and final authority to grant Awards pursuant to the terms of the Plan to officers, employees and directors of the Company and its Subsidiaries.

Among other actions, the Committee shall have the authority, subject to the terms of the Plan, to:

(a) select the officers, employees and directors to whom Awards may from time to time be granted;

(b) determine whether and to what extent Awards are to be granted hereunder and the type or types of Awards to be granted;

(c) determine the number of shares of Stock to be covered by each Award granted hereunder;

(d) determine the terms and conditions of any Award granted hereunder (including, but not limited to, the option price (subject to Section 6(a)), any grant or vesting restriction or limitation (including the attainment of specified performance measures), and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Stock relating thereto, based on such factors as the Committee shall determine, and all other matters to be determined in connection with an Award;

(e) modify, amend or adjust the terms and conditions of any Award, at any time or from time to time;

(f) determine whether and to what extent and under what circumstances cash, Stock, other Awards, or other property payable with respect to an Award shall be deferred automatically or at the election of the Committee, and whether to create trusts and deposit Stock or other property therein; and

(g) determine whether and to what extent and under what circumstances an Award may be settled, or an Award may be canceled, forfeited, exchanged, or surrendered;

(h) prescribe the form of each Award Agreement, which need not be identical for each Participant.

(i) appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(j) correct any defect or supply any omission or reconcile any inconsistency in the Plan and construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder; and make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

The Committee may authorize officers of the Company to grant Awards pursuant to the terms of the Plan covering up to 10,000 shares of Stock or equivalent cash value per individual, per year, to officers and employees of the Company and its Subsidiaries who are not (i) subject to Section 16 of the Exchange Act, nor (ii) “covered employees” within the meaning of Section 162(m)(3) of the Code. Any such authorization so made shall be consistent with recommendations made by the Board’s Compensation Committee to the Board regarding compensation, incentive-compensation plans and equity-based plans. When such authorization is so made by the Committee, such authorized officers shall have the authority of the Committee described in Sections 3(a), 3(b), 3(c), and 3(d) of the Plan with respect to the granting of such Awards; provided, however, that the Committee may limit or qualify such authorization in any manner it deems appropriate.

The Committee may also authorize officers of the Company to grant Awards pursuant to the terms of the Plan covering up to 10,000 shares of Stock or equivalent cash value per individual, as an inducement to an individual to accept an offer of employment (provided that no such grants shall become effective prior to such individuals commencing employment with the Company or any of its Subsidiaries), including Awards to individuals who may become, upon accepting an offer of employment, (i) officers of the Company and its Subsidiaries who are subject to Section 16 of the Exchange Act, or (ii) “covered employees” within the meaning of Section 162(m)(3) of the Code. Any such authorization so made shall be consistent with recommendations made by the Board’s Compensation Committee to the Board regarding compensation, incentive-compensation plans and equity-based plans. When such authorization is so made by the Committee, such authorized officers shall have the authority of the Committee described in Sections 3(a), 3(b), 3(c), and 3(d) of the Plan with respect to the granting of such Awards; provided, however, that the Committee may limit or qualify such authorization in any manner it deems appropriate.

The Committee shall have the authority to adopt, amend, suspend, waive, and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto), to decide all questions of fact arising out of the application of the Plan and any Award (and any agreement relating to any Award), to make all determinations necessary or advisable for the administration of the Plan, and to otherwise supervise the administration of the Plan.

The Committee also shall have authority in its discretion to modify the terms of the Plan to the extent necessary to comply with foreign, federal, state or local laws and regulations. Notwithstanding anything in the Plan to the contrary, with respect to any Participant or eligible person who is resident or primarily employed outside of the United States, the Committee may, in its sole discretion, amend the terms of the Plan in order to conform such terms with the requirements of local law or to meet the objectives of the Plan. The Committee may, where appropriate, establish one or more sub-plans for this purpose.

The Committee may act only by a majority of its members then in office, except that the members thereof may (i) delegate all or a portion of the administration of the Plan to one or more members of the Committee, provided that no such delegation may be made that would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act or to cease to constitute “qualified performance-based compensation” within the meaning of Section 1.162-27(e) of the Income Tax Regulations in instances where the Committee has intended that an Award so qualify, and (ii) authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.

Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan Participants.

Limitation of Liability: Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee, and any officer or employee of the Company acting on the Committee’s behalf shall, to the fullest extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

SECTION 4. Stock Subject To Plan; Individual Limitations.

(a) Subject to adjustment as provided herein, the total number of shares of Stock available for Awards under the Plan shall be 10,000,000 shares. During the terms of any Awards under the Plan that are to be settled in shares of Stock, the Company shall keep authorized but unissued (or in treasury) at all times the number of shares required to satisfy such Awards.

(b) No “covered employee,” as such term is defined in Section 162(m) of the Code, shall in any fiscal year of the Company be granted Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Units, or Performance Shares covering more than 2,000,000 shares of Stock (including grants of Stock Options, Stock Appreciation Rights, Restricted Stock Units, Stock Units, or Performance Shares that are paid or payable in cash), but excluding from this limitation (i) any additional shares of Stock credited to the Participant as Dividend Equivalents on Awards, (ii) cash or stock dividends on Restricted Stock that are paid or credited to a Participant as additional Restricted Stock , and (iii) Dividend Equivalents that are paid or credited to a Participant on Restricted Stock Units or Stock Units. No “covered employee,” as such term is defined in Section 162(m) of the Code, shall in any fiscal year of the Company be granted awards denominated in cash (including Performance Units) of a value exceeding when paid $20,000,000 in cash or in property other than Stock, but excluding from this limitation any additional amounts credited to the Participant as interest or Dividend Equivalents.

(c) The Stock to be delivered under the Plan may be made available from authorized but unissued shares of Stock, treasury stock, or shares of Stock purchased on the open market.

(d) With respect to Awards under the Plan:

(i) If any shares of Restricted Stock are forfeited, any Stock Option or Stock Appreciation Right is forfeited, cancelled or otherwise terminated without being exercised, or if any Stock Option or Stock Appreciation Right is exercised for or paid in cash, then the shares subject to such Awards that are forfeited, cancelled, terminated without being exercised, or paid in cash shall again be available for distribution in connection with Awards under the Plan;

(ii) If any Restricted Stock Unit, Stock Unit, Performance Unit, or Performance Share is cancelled, forfeited, terminates in whole or in part without the delivery of Stock or is paid in cash, then the shares subject to such Awards that are so cancelled, forfeited, terminated or paid in cash shall again be available for distribution in connection with Awards under the Plan;

(iii) If an Award recipient tenders shares of previously-acquired Stock in satisfaction of applicable withholding tax obligations, or if any shares of Stock covered by an Award are not delivered to the Award recipient because such shares are withheld to satisfy applicable withholding tax obligations, then such shares shall again be available for further Award grants under the Plan; and

(iv) If an Award recipient tenders shares of previously-acquired Stock in payment of the option price upon exercise of a Stock Option or if shares of Stock are withheld in payment of the option price, then the number of shares represented thereby shall again be available for further Award grants under the Plan.

(e) Subject to Sections 6(j) and 7(h), below, in the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and option price of shares subject to outstanding Stock Options and Stock Appreciation Rights, in the number and kind of shares subject to other outstanding Awards granted under the Plan and/or such other substitution or adjustments in the consideration receivable upon exercise as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number.

SECTION 5. Eligibility.

Officers, employees and directors of the Company and its Subsidiaries who are responsible for or contribute to the management, growth and profitability of the business of the Company and its Subsidiaries, as determined by the Committee, are eligible to be granted Awards under the Plan. No person shall have any right to participate in the Plan. Any person selected by the Committee for participation during any one period will not by virtue of such participation have the right to be selected as a Participant for any other period.

SECTION 6. Stock Options.

Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and Non-Qualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

A Stock Option shall entitle the Participant to purchase one or more shares of Stock, pursuant to the terms and provisions of the Plan and the applicable Award Agreement. The Committee shall have the authority to grant Participants Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options, provided however, that Incentive Stock Options may be granted only to employees of the Company and its Subsidiaries (which are subsidiary corporations within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

Stock Options shall be evidenced by Award Agreements, the terms and provisions of which may differ. An Award Agreement providing for the grant of Stock Options shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Non-Qualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to be a Participant in any grant of a Stock Option, determines the number of shares of Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option. The Company shall notify a Participant of any grant of a Stock Option, and a written Award Agreement or Award Agreements shall be duly executed and delivered by the Company to the Participant.

Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under such Section 422.

Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

(a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee and set forth in the Award Agreement, and shall not be less than 100% of the Fair Market Value of the Stock subject to the Stock Option on the date of grant, and in no event shall the option price for the purchase of shares be less than par value.

(b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted.

(c) Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time, in whole or in part, accelerate the exercisability of any Stock Option.

(d) Method of Exercise. Subject to the provisions of this Section 6, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Stock subject to the Stock Option to be purchased.

Subject to any vesting period specified in an Award Agreement relating to a Stock Option, a Stock Option shall be deemed to be exercised when written notice of such exercise, in a form determined by the Committee, has been given to the Company in accordance with the terms of the Stock Option agreement by the Participant and full payment for the shares of Stock with respect to which the Stock Option is exercised has been received by the

Company. The Committee, in its sole discretion, may permit all or part of the payment of the exercise price to be made, to the extent permitted by applicable law, either: (i) in cash, by check or wire transfer, (ii) by tendering previously acquired shares of Stock having an aggregate Fair Market Value at the time of exercise equal to the total exercise price, (iii) by withholding shares of Stock which otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total exercise price, (iv) by a combination of (i), (ii) and (iii) above, or (v) in any other form of legal consideration as provided for under the terms of the Stock Option. No shares of Stock shall be issued to any Participant upon exercise of a Stock Option until the Company receives full payment therefor as described above. Upon the receipt of notice of exercise and full payment for the shares of Stock, the shares of Stock shall be deemed to have been issued and the Participant shall be entitled to receive such shares of Stock and shall be a stockholder with respect to such shares, and the shares of Stock shall be considered fully paid and nonassessable. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the Stock is issued. Each exercise of a Stock Option shall reduce, by an equal number, the total number of shares of Stock that may thereafter be purchased under such Stock Option.

In the discretion of the Committee and if not prohibited by law, payment for any shares subject to a Stock Option may also be made by delivering a properly executed exercise notice to the Company or its agent, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds to pay the purchase price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

(e) Non-Transferability of Stock Options. Except as otherwise provided in an Award Agreement, no Stock Option may be sold, mortgaged, transferred, pledged, assigned, subject to the claims of creditors, or otherwise alienated or hypothecated, other than (i) by will or by the laws of descent and distribution, or, in the Committee’s discretion, pursuant to a written beneficiary designation, (ii) pursuant to a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder), or (iii) in the Committee’s discretion, pursuant to a gift to such Participant’s Immediate Family members directly, or indirectly by means of a trust, partnership, or limited liability company. Subject to the terms of this Plan and the relevant Award Agreement, all Stock Options shall be exercisable only by the Participant, guardian, legal representative or beneficiary of the Participant or permitted transferee, it being understood that the terms “holder” and “Participant” include any such guardian, legal representative or beneficiary or transferee. Such transferees may transfer a Stock Option only by will or by the laws of descent and distribution. In no event may a Participant transfer an Incentive Stock Option other than by will or the laws of descent and distribution. The transfer of Stock Options to a third party for value is prohibited.

(f) Termination by Death or Disability. If a Participant incurs a Termination of Employment by reason of death or Disability, any Stock Option held by such Participant may thereafter be exercised by such Participant or his or her guardian, legal representative or beneficiary, whether or not such Stock Option was exercisable at the time of such event, within the next 12 months (or such shorter period as the Committee may specify in the Award Agreement) following the date of such event but not later than the expiration of the stated term of such Stock Option. In the event of Termination of Employment due to death, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

(g) Termination by Reason of Retirement. If a Participant incurs a Termination of Employment by reason of Retirement, any Stock Option held by such Participant may thereafter be exercised by the Participant or his or her guardian, legal representative or beneficiary whether or not it was exercisable at the time of such Retirement, within the next 12 months (or such shorter period as the Committee may specify in the Award Agreement) following Retirement but not later than the expiration of the stated term of such Stock Option. In the event of Termination of Employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

(h) Other Termination. Unless otherwise determined by the Committee, if a Participant incurs a Termination of Employment for any reason other than death, Disability or Retirement, any Stock Option held by such Participant shall thereupon terminate, except that the Participant shall have the right to exercise a Stock Option to the extent it was exercisable on the date of such Termination of Employment until the earlier of (i) the date that is three months after the date of such Termination of Employment or (ii) the expiration of the term of such Stock Option. Notwithstanding the foregoing, a Participant (or any guardian, legal representative or beneficiary) shall not have any rights under any Stock Option, to the extent that such Stock Option has not previously been exercised, and the Company shall not be obligated to deliver any Stock (or have any other obligation or liability) under such Stock Option if the Participant’s Termination of Employment is for a Breach of Conduct In the event of Termination of Employment for any reason other than death, Disability or Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

(i) Cashing Out of Stock Option. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Stock for which a Stock Option is being exercised by paying the Participant an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock over the option price times the number of shares of Stock for which to the Option is being exercised on the effective date of such cash out.

(j) Modification. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, no Modification (as hereinafter defined in this Section 6(j)) shall be made in respect to any Stock Option if such Modification would result in the Stock Option constituting a deferral of compensation or having an additional deferral feature.

(i) Subject to clause (ii) below, a “Modification” for purposes of this Section 6(j), shall mean any change in the terms of a Stock Option (or change in the terms of the Plan or applicable Award Agreement) that may provide the holder of the Stock Option with a direct or indirect reduction in the exercise price of the Stock Option or an additional deferral feature, or an extension or renewal of the Stock Option, regardless of whether the holder in fact benefits from the change in terms. An extension of a Stock Option refers to the granting to the holder of an additional period of time within which to exercise the Stock Option beyond the time originally prescribed. A renewal of a Stock Option is the granting by the Company of the same rights or privileges contained in the original Award Agreement for the Stock Option on the same terms and conditions.

(ii) Notwithstanding clause (i) above, it shall not be a Modification to change the terms of a Stock Option in any of the ways or for any of the purposes specifically described in published guidance of the Internal Revenue Service as not resulting in a modification, extension or renewal of a stock right or the granting of a new stock right.

(iii) Subsequent to its grant, the exercise period of a Stock Option shall not be extended to a date that is later than the earlier of (A) the date on which the Option would expire by its original terms, or (B) the 10th anniversary of the original date of grant.

(iv) Except for adjustments as permitted by Section 4(e), once granted hereunder, the option price of a Stock Option shall not be adjusted. The substitutions and adjustments permitted by Section 4(e) shall be limited to those substitutions and adjustments which will not result in the Stock Option, as substituted or adjusted, constituting a “deferral of compensation” within the meaning of Section 409A of the Code.

(k) Prohibition Against Repricing. Notwithstanding any provision herein to the contrary, the repricing of a Stock Option is prohibited without prior approval of the Company’s stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (A) changing the terms of a Stock Option to lower its exercise price; (B) any other action that is treated as a “repricing” under generally accepted accounting principles; and (C) repurchasing for cash or canceling a Stock Option at a time when its exercise price is greater than the Fair Market Value of the underlying shares of Stock in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change permitted under Section 4(e). Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

SECTION 7. Stock Appreciation Rights.

(a) Grant and Exercise. Stock Appreciation Rights may be granted as Awards under the Plan and entitle Participants to increases in the Fair Market Value of Stock. Stock Appreciation Rights may be granted alone or in addition to other Awards under the Plan. The terms and conditions of each Stock Appreciation Right granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be confirmed by, and be subject to the terms of, an Award Agreement.

(b) Award. A Stock Appreciation Right granted pursuant to Section 7(a), shall be exercisable as determined by the Committee, but in no event after ten years from the date of grant. The base price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a share of Stock on date of grant. A Stock Appreciation Right shall entitle the holder, upon receipt of such right, to a payment in cash, Stock (valued at its then Fair Market Value) or any combination thereof, as the Committee may determine, which shall be determined by multiplying (i) the difference between the base price of the Stock Appreciation Right and the Fair Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right, by (ii) the number of shares of Stock as to which such Stock Appreciation Right shall have been exercised. A Stock Appreciation Right may be exercised by giving written notice of exercise to the Company specifying the number of shares of Stock as to which Stock Appreciation Right is being exercised.

(c) No Rights as a Stockholder. In the case of any Stock Appreciation Right providing for, or in which the Committee has determined to make payment in whole or in part in Stock, the holder thereof shall have no rights of a stockholder of the Company prior to the proper exercise of such Stock Appreciation Right, and if requested, prior to providing the representation described in Section 16(a), and the issuance of Stock in respect thereof.

(d) Non-Transferability of Stock Appreciation Rights. Except as otherwise provided in an Award Agreement, no Stock Appreciation Right may be sold, mortgaged, transferred, pledged, assigned or subject to the claims of creditors, or otherwise alienated or hypothecated, other than (i) by will or by the laws of descent and distribution, or, in the Committee’s discretion, pursuant to a written beneficiary designation, (ii) pursuant to a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder), or (iii) in the Committee’s discretion, pursuant to a gift to such Participant’s Immediate Family members directly, or indirectly by means of a trust, partnership, or limited liability company. Subject to the terms of this Plan and the relevant Award Agreement, all Stock Appreciation Rights shall be exercisable only by the Participant, guardian, legal representative or beneficiary of the Participant or permitted transferee, it being understood that the term “Participant” includes any such guardian, legal representative or beneficiary or transferee. Such transferees may transfer a Stock Appreciation Right only by will or by the laws of descent and distribution. In no event may a Participant transfer a Stock Appreciation Right other than by will or the laws of descent and distribution. The transfer of Stock Appreciation Rights to a third party for value is prohibited.

(e) Termination by Reason of Death or Disability. If a Participant incurs a Termination of Employment by reason of death or Disability prior to the expiration of his or her Stock Appreciation Right and without having fully exercised his or her Stock Appreciation Right, the Participant or his or her guardian, legal representative or beneficiary shall have the right to exercise any Stock Appreciation Right whether or not the Stock Appreciation Right was exercisable at the time of such event, within the next 12 months following such event (or such shorter period as the Committee may specify in the Award Agreement), but not later than the expiration of the stated term of such Stock Appreciation Right.

(f) Termination by Reason of Retirement. If a Participant incurs a Termination of Employment by reason of Retirement, prior to the expiration of his or her Stock Appreciation Right and without having fully exercised his or her Stock Appreciation Right, the Participant or his or her guardian, legal representative or beneficiary shall have the right to exercise any Stock Appreciation Right, whether or not such Stock Appreciation Right was exercisable at the time of Retirement, within the next 12 months (or such shorter period as the Committee may specify in the Award Agreement) following Retirement, but not later than the expiration of the stated term of such Stock Appreciation Right.

(g) Other Termination. Unless otherwise determined by the Committee, if a Participant incurs a Termination of Employment for any reason other than death, Disability or Retirement, prior to the expiration of his or her Stock Appreciation Right and without having fully exercised his or her Stock Appreciation Right, then all his or her Stock Appreciation Rights shall thereupon immediately terminate, except that the Participant shall have the right to exercise a Stock Appreciation Right, to the extent that it was exercisable at the date of such Termination of Employment, until the earlier of (i) the date that is three months after the date of such Termination of Employment or (ii) the expiration of the term of such Stock Appreciation Right. Notwithstanding the foregoing, a Participant (or any guardian, legal representative or beneficiary) shall not have any rights under any Stock Appreciation Right, to the extent that such Stock Appreciation Right has not previously been exercised, and the Company shall not be obligated to pay or deliver any cash, Stock or any combination thereof (or have any other obligation or liability) under such Stock Appreciation Right if the Participant’s Termination of Employment is for a Breach of Conduct.

(h) Modification. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, no Modification shall be made in respect to any Stock Appreciation Right if such Modification would result in the Stock Appreciation Right constituting a deferral of compensation or having an additional deferral feature.

(i) Subject to clause (ii) below, a “Modification” for purposes of this Section 7(h), above, shall mean any change in the terms of an Stock Appreciation Right (or change in the terms of the Plan or applicable Award Agreement) that may provide the holder of the Stock Appreciation Right with a direct or indirect reduction in the base price of the Stock Appreciation Right, or an additional deferral feature, or an extension or renewal of the Stock Appreciation Right, regardless of whether the holder in fact benefits from the change in terms. An extension of a Stock Appreciation Right refers to the granting to the holder of an additional period of time within which to exercise the Stock Appreciation Right beyond the time originally prescribed. A renewal of a Stock Appreciation Right is the granting by the Company of the same rights or privileges contained in the original Award Agreement for the Stock Appreciation Right on the same terms and conditions.

(ii) Notwithstanding Clause (i) above, it shall not be a Modification to change the terms of a Stock Appreciation Right in any of the ways or for any of the purposes specifically described in published guidance of the Internal Revenue Service as not resulting in a modification, extension or renewal of a stock right or the granting of a new stock right.

(iii) Subsequent to its grant, no Stock Appreciation Right shall be extended to a date that is later than the earlier of (A) the date on which the Stock Appreciation Right would expire by its original terms, or (B) the 10th anniversary of the original date of grant.

(iv) Except for adjustments as permitted by Section 4(e), once granted hereunder, the base price of a Stock Appreciation Right shall not be adjusted. The substitutions and adjustments permitted by Section 4(e) shall be limited to those substitutions and adjustments which will not result in the Stock Appreciation Right, as substituted or adjusted, constituting a “deferral of compensation” within the meaning of Section 409A of the Code.

(i) Prohibition Against Repricing. Notwithstanding any provision herein to the contrary, the repricing of a Stock Appreciation Right is prohibited without prior approval of the Company’s stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of a Stock Appreciation Right to lower its base price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling a Stock Appreciation Right at a time when its base price, is greater than the Fair Market Value of the underlying shares of Stock in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change permitted under Section 4(e). Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

SECTION 8. Restricted Stock; Restricted Stock Units.

(a) Administration. Shares of Restricted Stock or Restricted Stock Units may be granted either alone or in addition to other Awards granted under the Plan. The Committee shall determine the officers, employees, and directors of the Company and its Subsidiaries to whom and the time or times at which grants of Restricted Stock or Restricted Stock Units will be awarded, the number of shares of Restricted Stock or the number of Restricted Stock Units to be awarded to any Participant, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 8(c). Each grant of Restricted Stock shall be confirmed by, and be subject to the terms of a Restricted Stock Agreement, and each grant of Restricted Stock Units shall be confirmed by, and be subject to the terms of an Award Agreement.

The Committee may condition the grant or vesting of Restricted Stock or Restricted Stock Units upon the attainment of specified performance measures of the Participant or of the Company or business unit, division or department of the Company for or within which the Participant is primarily employed or upon such other factors or criteria as the Committee shall determine. Where the grant or vesting of Restricted Stock or Restricted Stock Units is subject to the attainment of one or more Performance Goals, such shares of Restricted Stock or Restricted Stock Units shall be released from such restrictions only after the attainment of such Performance Goals has been certified by the Committee.

The provisions of Awards of Restricted Stock or Restricted Stock Units need not be the same with respect to each recipient.

(b) Awards and Certificates. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the 2010 Stock Incentive Plan and a Restricted Stock Agreement. Copies of such Plan and Restricted Stock Agreement are on file at the headquarters of Federal-Mogul Corporation.”

The Committee may in its sole discretion require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Award.

(c) Terms and Conditions. Shares of Restricted Stock or Restricted Stock Units shall be subject to the following terms and conditions:

(i) Subject to the provisions of the Plan and the applicable Restricted Stock or Restricted Stock Unit Agreement, during a period set by the Committee, commencing with the date of such Award (the “Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock or Restricted Stock Units. The Committee may provide for the lapse of such restrictions in installments or otherwise and may accelerate or waive such restrictions, in whole or in part, in each case based on period of service, performance of the Participant or of the Company or the business unit, division or department for which the Participant is primarily employed or such other factors or criteria as the Committee may determine.

(ii) Except as provided in clause 8(c)(i), this clause (ii) and the applicable Restricted Stock Agreement, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. If so determined by the Committee and set forth in the applicable Restricted Stock Agreement, and subject to Section 16(f) of the Plan, (1) cash dividends on the shares of Stock that are the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock based upon the Fair Market Value per share of Stock on the dividend payment date, and (2) dividends payable in Stock shall be paid in the form of Restricted Stock. Any cash dividend so reinvested or share dividend so payable shall vest at the same time as the Restricted Stock Units to which it relates. Absent such a provision regarding dividends in the applicable Restricted Stock Agreement, any dividend payable with respect to Restricted Stock shall be paid to the Participant no later than the end of the calendar year in which the same dividends on Stock are paid to stockholders of Stock.

(iii) The provisions of Section 14 shall be applicable upon a Participant’s Termination of Employment for any reason during the Restriction Period.

(iv) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unlegended certificates for such shares shall be delivered to the Participant.

(v) Restricted Stock Units shall be subject to the terms and provisions of Section 9(b)(iii) through (viii) below to the same extent as other Stock Units, and Dividend Equivalents on Restricted Stock Units may be credited to the Participant as additional Restricted Stock Units.

SECTION 9. Stock Units.

(a) Administration. A Stock Unit is the grant of a right to receive a share of Stock or the Fair Market Value in cash of a share of Stock, in the future, at such time and upon such terms as the Committee shall establish. Stock Units may be granted either alone or in addition to other Awards granted under the Plan. The Committee shall determine the officers, employees, and directors of the Company and its Subsidiaries to whom and the time or times at which grants of Stock Units will be awarded, the number of Stock Units to be awarded to any Participant, the time or times within which such Awards may be subject to forfeiture, and any other terms and conditions of the Awards in addition to those contained in Section 9(b). The provisions of Awards of Stock Units need not be the same with respect to each recipient. Each grant of Stock Units shall be confirmed by, and be subject to, the terms of an Award Agreement.

(b) Terms and Conditions. Stock Units shall be subject to the following terms and conditions.

(i) Subject to the provisions of the Plan and the applicable Award Agreement, Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered.

(ii) The provisions of Section 14 shall be applicable upon a Participant’s Termination of Employment for any reason prior to the date on which Stock Units awarded to the Participant shall have vested.

(iii) In any case in which the Committee has waived, in whole or in part, any or all remaining payment limitations with respect to any or all of a Participant’s Stock Units, payment of such Participant’s Stock Units shall occur on the time(s) or event(s) otherwise specified pursuant to Subsection (vi) below, in such Participant’s Award Agreement.

(iv) With respect to any grant of Stock Units, the recipient of such grant shall acquire no rights of a shareholder of Stock unless and until the recipient becomes the holder of shares of Stock delivered to such recipient with respect to such Stock Units.

(v) The Committee may in its discretion provide that a Participant shall be entitled to receive Dividend Equivalents on outstanding Stock Units. Such Dividend Equivalents may, as determined by the Committee at the time the Award is granted, be (A) paid in cash, (B) credited to the Participant as additional Stock Units, or (C) any combination of cash and additional Stock Units. If Dividend Equivalents are credited to the Participant as additional Stock Units, the number of additional Stock Units that shall be credited to the Participant with respect to any dividend on Stock shall not exceed the amount that is the result of multiplying the number of Stock Units credited to the Participant on the dividend record date by the dividend paid on each share of Stock, and then dividing this amount by the price per share of Stock on the dividend payment date. For this purpose, the price per share of Stock shall be its Fair Market Value for the dividend payment date. A Stock Unit credited to a recipient as a Dividend Equivalent shall vest at the same time as the Stock Unit to which it relates. Any credit of Dividend Equivalents shall be subject to

Section 16(f) of the Plan. Any dividend payable with respect to Stock Units that the Committee has determined shall be paid in cash shall be paid to the Participant no later than the end of the calendar year in which the same dividends on Stock are paid to stockholders of Stock.

(vi) The Award Agreement for each award of Stock Units shall specify the time(s) or event(s) of payment of vested Stock Units, which time(s) or event(s) shall be limited to one or more of the following: (1) the date on which the Stock Units shall have vested, (2) the date of the Award recipient’s Termination of Employment, or (3) a specified date. In the case of an Award of Stock Units providing for payment upon the vesting of the Stock Units, payment shall be made as soon as administratively practicable thereafter, but in no event later than March 15 of the year following the year in which the vesting of the Stock Units occurs. In the case of an Award of Stock Units providing for payment upon Termination of Employment, payment shall be made on or after the Termination of Employment in the year in which the Termination of Employment occurs, except that in the case of a Specified Employee, payment shall be made on the first day of the seventh month following the month in which such Termination of Employment occurs, or, if earlier, the date of the Award recipient’s death. In the case of an Award of Stock Units providing for a specified date for payment, payment shall be made as soon as practicable on or after the specified date, but in no event later than December 31 of the year in which the specified date occurs.

(vii) On the time(s) or event(s) specified in the applicable Award Agreement for the payment of cash or Stock with respect to vested Stock Units, the Committee shall cause to be delivered to the Participant, (A) a number of shares of Stock equal to the number of vested Stock Units, or (B) cash equal to the Fair Market Value of such number of shares of Stock, the form of payment determined by the Committee in its discretion or as provided by in the applicable Award Agreement.

(viii) Notwithstanding any other provision of this Plan to the contrary, the time(s) or event(s) for payment of Stock Units specified pursuant to Subsection (vii), above, shall not be accelerated for any reason, other than as specifically provided in Section 409A of the Code and the guidance issued thereunder.

SECTION 10. Performance Units.

(a) Administration. Performance Units may be awarded to officers and employees of the Company and its Subsidiaries, either alone or in addition to other Awards under the Plan. The Committee shall determine the officers and employees to whom, and the time or times at which, Performance Units shall be awarded, the number of Performance Units to be awarded to any Participant, the duration of the Performance Period and any other terms and conditions of the Award, in addition to those contained in Section 10(b). Each grant of Performance Units shall be confirmed by, and be subject to, the terms of an Award Agreement.

(b) Terms and Conditions. Performance Units shall be subject to the following terms and conditions.

(i) The Committee may, prior to or at the time of the grant, designate Performance Units, in which event it shall condition payment with respect thereto to the attainment of Performance Goals. The Committee may also condition Performance Unit payments upon the continued service of the Participant. The provisions of such Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. Subject to the provisions of the Plan and the applicable Award Agreement, Performance Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Performance Period.

(ii) The provisions of Section 14 shall be applicable upon a Participant’s Termination of Employment for any reason during the Performance Period or before any applicable Performance Goals are satisfied.

(iii) In any case in which the Committee has, prior to the expiration of the Performance Period, waived, in whole or in part, any or all payment limitations with respect to a Participant’s Performance Units, such Participant shall receive payment with respect to his or her Performance Units in the year following the year in which the Performance Period ends or would have ended, at the same time as the Committee has provided for payment to all other Award recipients.

(iv) At the expiration of the Performance Period, the Committee shall evaluate the extent to which the Performance Goals for the Award have been achieved and shall determine the number of Performance Units granted to the Participant which shall have been earned, and the cash value thereof. The Committee shall then cause to be delivered to the Participant (A) a cash payment equal in amount to the cash value of the Performance Units, or (B) shares of Stock equal in value to the cash value of the Performance Units, the form of payment determined by the Committee in its discretion or as provided in the applicable Award Agreement. If Performance Units may, or are to be paid in Stock, the Committee shall designate in the applicable Award Agreement a method of converting the Performance Units into Stock based on the Fair Market Value of the Stock. Payment shall occur as soon as administratively practicable thereafter, but in no event later than March 15 of the year following the year in which the Performance Period ends.

SECTION 11. Performance Shares.

(a) Administration. Performance Shares may be awarded to officers and employees of the Company and its Subsidiaries, either alone or in addition to other Awards under the Plan. The Committee shall determine the officers and employees to whom, and the time or times at which, Performance Shares shall be awarded, the number of Performance Shares to be awarded to any Participant, the duration of the Performance Period and any other terms and conditions of the Award, in addition to those contained in Section 11(b). Each grant of Performance Shares shall be confirmed by, and be subject to, the terms of an Award Agreement.

(b) Terms and Conditions. Performance Shares shall be subject to the following terms and conditions.

(i) The Committee may, prior to or at the time of the grant, designate Performance Shares, in which event it shall condition payment with respect thereto to the attainment of Performance Goals. The Committee may also condition Performance Share payments upon the continued service of the Participant. The provisions of such Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. Subject to the provisions of the Plan and the applicable Award Agreement, Performance Shares may not be sold, assigned, transferred, pledged or otherwise encumbered during the Performance Period.

(ii) The provisions of Section 14 shall be applicable upon a Participant’s Termination of Employment for any reason during the Performance Period or before any applicable Performance Goals are satisfied.

(iii) In any case in which the Committee has waived, in whole or in part, prior to the expiration of the Performance Period, any or all payment limitations with respect to a Participant’s Performance Shares, such Participant shall receive payment with respect to his or her Performance Shares in the year following the year in which the Performance Period ends, at the same time as the Committee has provided for payment to all other Award recipients.

(iv) At the expiration of the Performance Period, the Committee shall evaluate the extent to which the Performance Goals for the Award have been achieved and shall determine the number of Performance Shares granted to the Participant which shall have been earned, and the cash value thereof. The Committee shall then cause to be delivered to the Participant (A) a number of shares of Stock equal to the number of Performance Shares determined by the Committee to have been earned, or (B) cash equal to the Fair Market Value of such number of shares of Stock, the form of payment determined by the Committee in its discretion or as provided in the applicable Award Agreement. Payment shall occur as soon as administratively practicable thereafter, but in no event later than March 15 of the year following the year in which the Performance Period ends.

SECTION 12. Change in Control Provisions.

(a) Impact of Event. Unless otherwise expressly provided in the applicable Award or Award Agreement, in connection with the occurrence of a Change in Control, the Committee shall, in its sole discretion as to any outstanding Awards including any portions thereof (on the same basis or on different bases, as the Committee shall specify) take one or any combination of the following actions:

(i) make appropriate provision for the continuation of such Awards by the Company or the assumption of such Awards by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Awards either (A) the consideration payable with respect to the outstanding shares of Stock in connection with the Change in Control, (B) shares of stock of the surviving or acquiring corporation or (C) such other securities as the Board deems appropriate, the fair market value of which (as determined by the Board in its sole discretion) shall not materially differ from the Fair Market Value of the shares of Stock subject to such Awards immediately preceding the Change in Control;

(ii) accelerate the date of exercise or vesting of any Stock Options and Stock Appreciation Rights and other Awards outstanding as of the date of such Change in Control is determined to have occurred to the full extent of the original grant and/or,

(A) in the case of Restricted Stock, declare the restrictions applicable to any outstanding Restricted Stock to have lapsed and thereby such Restricted Stock becoming free of all restrictions and become fully vested and transferable to the full extent of the original grant,

(B) in the case of Restricted Stock Units or Stock Units, declare the restrictions applicable to any outstanding Restricted Stock Units or Stock Units to have lapsed, and thereby such Restricted Stock Units or Stock Units becoming free of all restrictions and become fully vested. Payment for Restricted Stock Units or Stock Units that have vested as a result of this Section 12(a)(ii) shall occur on the time(s) or event(s) otherwise specified in the Participant’s Award Agreement; or

(C) in the case of Performance Units and Performance Shares, declare the restrictions applicable to any outstanding Performance Units and Performance Shares to have lapsed, and thereby the Performance Goals of all such outstanding Performance Units and Performance Shares shall be deemed to have been achieved at target levels, the relevant Performance Period shall be deemed to have ended on the effective date of the Change in Control, and all other terms and conditions thereto shall be deemed to have been satisfied. If due to a Change in Control, a Performance Period is shortened, the target Performance Award initially established for such Performance Period shall be prorated by multiplying the initial target Performance Award by a fraction, the numerator of which is the actual number of whole months in the shortened Performance Period and the denominator of which is the number of whole months in the original Performance Period. Payment for such Performance Units and Performance Shares that vest as a result of the Change in Control shall be made in cash or Stock (as determined by the Board) as promptly as is practicable upon such vesting, but in no event later than March 15 of the year following the year in which the Performance Units and Performance Shares shall have vested pursuant to this Section 12. Payment for Performance Units and Performance Shares that have vested prior to the Change in Control as a result of the Board’s waiver of payment limitations prior to the date of the Change in Control shall be made in cash or Stock (as determined by the Board) in the year following the year in which the Performance Period would have otherwise ended absent a Change in Control, or if earlier as soon as practicable in the year in which the Award recipient’s Termination of Employment occurs; provided however, that in the case of a “Specified Employee” who becomes entitled to payment of Performance Units or Performance Shares under this Section 12 by reason of his or her Termination of Employment, payment shall be made on the first day of the seventh month following the month in which such Termination of Employment occurs, or, if earlier, the date of the Specified Employee’s death;

(iii) permit the exchange of such Award for the right to participate in any equity incentive or other employee benefit plan of any successor corporation;

(iv) provide for the repurchase of any Stock Option or Stock Appreciation Right for an amount equal to the difference of (A) the consideration received per share of Stock subject to such Award in the Change in Control minus (ii) the per share exercise price, if any, of such Stock Option or Stock Appreciation Right. Such amount shall be payable in cash for the property payable with respect to such Stock or other securities in connection with the Change in Control. The value of any such property shall be determined by the Board in its sole discretion; or

(v) provide for the termination of any such Awards immediately prior to a Change in Control; provided that no such termination will be effective if the Change in Control is not consummated.

(b) Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall mean the consummation of any transaction (including, without limitation, any sale of stock, merger, consolidation or spin-off), the result of which is that any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act ) (a “Person”), other than Carl Icahn or the Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company. For purposes of the definition of Change in Control, the capitalized terms used in this definition shall have the following meanings: “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “Person”, such “Person” shall be deemed to have beneficial ownership of all securities that such “Person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning. “Related Party” or “Related Parties” means (1) Carl Icahn and his siblings, his and their respective spouses and descendants (including stepchildren and adopted children) and the spouses of such descendants (including stepchildren and adopted children) (collectively, the “Family Group”); (2) any trust, estate, partnership, corporation, company, limited liability company or unincorporated association or organization (each an “Entity” and collectively “Entities”) Controlled by one or more members of the Family Group; (3) any Entity over which one or more members of the Family Group, directly or indirectly, have rights that, either legally or in practical effect, enable them to make or veto significant management decisions with respect to such Entity, whether pursuant to the constituent documents of such Entity, by contract, through representation on a board of directors or other governing body of such Entity, through a management position with such Entity or in any other manner (such rights hereinafter referred to as “Veto Power”); (4) the estate of any member of the Family Group; (5) any trust created (in whole or in part) by any one or more members of the Family Group; (6) any individual or Entity who receives an interest in any estate or trust listed in clauses (4) or (5), to the extent of such interest; (7) any trust or estate, substantially all the beneficiaries of which (other than charitable organizations or foundations) consist of one or more members of the Family Group; (8) any organization described in Section 501(c) of the Code over which any one or more members of the Family Group and the trusts and estates listed in clauses (4), (5) and (7) have direct or indirect Veto Power, or to which they are substantial contributors (as such term is defined in Section 507 of the Code); (9) any organization described in Section 501(c) of the Code of which a member of the Family Group is an officer, director or trustee; or (10) any Entity, directly or indirectly (a) owned or Controlled by or (b) a majority of the economic interests in which are owned by, or are for or accrue to the benefit of, in either case, any Person or Persons identified in clauses (1) through (9) above. For the purposes of this definition of Related Party, and for the avoidance of doubt, in addition to any other Person or Persons that may be considered to possess Control, (x) a partnership shall be considered Controlled by a general partner or managing general partner thereof, (y) a limited liability company shall be considered Controlled by a managing member of such limited liability company and (z) a trust or estate shall be considered Controlled by any trustee, executor, personal representative, administrator or any other Person or Persons having authority over the control, management or disposition of the income and assets therefrom. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of Voting Stock, by agreement or otherwise and “Controlled” has a corresponding meaning. “Voting Stock” means, with respect to any Person that is (a) a corporation, any class or series of capital stock of such Person that is ordinarily entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency, (b) a limited liability company, membership interests entitled to manage, or to elect or appoint the Persons that will manage the operations or business of the limited liability company, or (c) a partnership, partnership interests entitled to elect or replace the general partner thereof.

SECTION 13. Amendment.

The Board may amend, alter, or discontinue the Plan at any time, but no amendment, alteration or discontinuation shall be made which would (i) impair the rights of a Participant under an Award theretofore granted without the Participant’s consent, except (A) as contemplated herein, including Section 12(a), or (B) such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b-3 or for Awards to qualify for the “qualified performance-based compensation” exception provided by Section 1.162-27(e) of the Income Tax Regulations (where the Committee has intended that such Awards qualify for the exception), or as the Committee otherwise reasonably determines is necessary or advisable to comply with any applicable law or rule of any self regulatory organization, (ii) disqualify the Plan from the exemption provided by Rule 16b-3, or (iii) extend the term of the Plan. In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by law or agreement.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without the Participant’s consent except (i) as contemplated in Section 12(a) or (ii) such an amendment made to cause the Plan or Award to qualify for the exemption provided by Rule 16b-3 or for the Award to qualify for the “qualified performance-based compensation” exception provided by Section 1.162-27(e) of the Income Tax Regulations (where the Committee has intended that such Award qualify for the exception).

Subject to the above provisions, the Board shall have the authority to amend the Plan and the terms of any Award theretofore granted to take into account changes in law and tax and accounting rules.

SECTION 14. Effect of Termination of Employment.

(a) Except to the extent otherwise provided herein or in the applicable Award Agreement, upon a Participant’s Termination of Employment for any reason

(i)	during the Restriction Period (in the case of Restricted Stock);or

(ii)	prior to the date on which Awards shall have vested; or

(iii)	during the Performance Period or before any applicable Performance Goals are met,

then, all shares still subject to restriction, in the case of Restricted Stock, shall be forfeited by the Participant, and all rights to receive cash or Stock in payment of other Awards shall be forfeited by the Participant.

(b) If a Participant incurs a Termination of Employment by reason of his or her being involuntarily terminated (other than for a Breach of Conduct), or by reason of Retirement, the Committee shall have the discretion to waive in whole or in part

(i)	in the case of Restricted Stock, any or all remaining restrictions with respect to any or all of such Participant’s shares of Restricted Stock; provided however, that in the case of Restricted Stock granted to a “covered employee” within the meaning of Section 162(m)(3) of the Code that is intended to constitute “qualified performance-based compensation,” the Committee shall have no discretion to waive the requirement that the applicable Performance Goals be achieved in accordance with the original terms of the Award; or

(ii)	in the case of other Awards, any or all remaining payment limitations with respect to any or all of such Awards; provided, however, that in the case of Awards granted to a “covered employee” within the meaning of Section 162(m)(3) of the Code, the Committee shall have no discretion to waive the requirement that the applicable Performance Goals be achieved in accordance with the original terms of the Award.

SECTION 15. Cancellation, Rescission and Clawback of Awards.

The Committee may at any time, in its sole discretion, cancel, declare forfeited, rescind, or require the return of any unexercised, undelivered, or unpaid Award (or a portion thereof) upon the Committee determining that (A) the Participant has, at any time (whether before or after the grant date of the Award), committed a Breach of Conduct or (B) a Restatement Event has, at any time (whether before or after the grant date of the Award), occurred. In addition, at any time following the exercise, payment or delivery (whether in cash, Stock or otherwise) of an Award, the Committee may, in its sole discretion, rescind any such exercise, payment or delivery, and require the return or repayment, of an Award (or a portion thereof) upon the Committee determining that (A) the Participant has, at any time (whether before or after the exercise, payment or delivery of the Award), committed a Breach of Conduct or (B) a Restatement Event has, at any time (whether before or after the exercise, payment or delivery of the Award), occurred. In connection with any cancellation, forfeiture or rescission contemplated by this Section 15, the terms of repayment by the applicable Participant shall be determined in the Committee’s sole discretion, which may include, among other terms, the repayment being required to be made (i) in one or more installments or payroll deductions or deducted from future bonus payments or (ii) immediately in a lump sum in the event that such Participant incurs a Termination of Employment.

The Committee’s determination that a Participant has committed a Breach of Conduct, and its decision to require rescission of an Award’s exercise, payment or delivery shall be conclusive, binding, and final on all parties. The Committee’s determination that a Participant has violated the terms of the Plan or the Award and the Committee’s decision to cancel, declare forfeited or rescind an Award or to require rescission of an Award’s exercise, payment or delivery shall be conclusive, binding, and final on all parties.

In the event an Award is rescinded, the affected Participant shall repay or return to the Company any cash amount, Stock, or other property received from the Company upon the exercise, payment or delivery of such Award (or, if the Participant has disposed of the Stock or other property received and cannot return it, its cash value at the time of exercise, payment or delivery), and, in the case of Stock or other property delivered to the Participant, any gain or profit realized by the Participant in a subsequent sale or other disposition of such Stock or other property. Such repayment and (or) delivery shall be on such terms and conditions as the Committee shall prescribe.

SECTION 16. General Provisions.

(a) The Committee may require each person receiving a grant of any Award or purchasing or receiving shares or cash pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates or other documentation for such Award may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Stock is then listed and any applicable Federal or state securities, tax or other law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Company shall have no obligation to issue or deliver certificates for shares of Stock under the Plan prior to (i) obtaining approval from any governmental agency which the Company determines is necessary or advisable, (ii) admission of such shares to listing on the stock exchange on which the Stock may be listed, and (iii) completion of any registration or other qualification of such shares under any state or federal law or ruling of any governmental body which the Company determines to be necessary or advisable.

(b) Nothing contained in the Plan shall: (i) prevent the Company or any Subsidiary from adopting other or additional compensation arrangements for its employees; or (ii) amend, modify or supersede or be deemed to amend, modify or supersede any term contained in any employment agreement, option agreement or other similar agreement between the Company or any Subsidiary and any employee or officer of the Company or any Subsidiary.

(c) Neither the adoption of the Plan nor the grant of any Award shall confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any employee at any time.

(d) No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settlement of withholding obligations with Stock.

(e) At the time of grant, the Committee may provide in connection with any grant made under the Plan that the shares of Stock received as a result of such grant shall be subject to a right of first refusal pursuant to which the Participant shall be required to offer to the Company any shares that the Participant wishes to sell at the then Fair Market Value of the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant.

(f) The reinvestment of cash dividends in additional shares of Restricted Stock, and the crediting of Dividend Equivalents or interest equivalents (if such interest equivalents are payable in Stock when distributed) on Restricted Stock Units or Stock Units or on the deferred payment of Restricted Stock Units, Stock Units, Performance Units or Performance Shares shall only be permissible if sufficient shares of Stock are available under Section 4 (taking into account then outstanding Awards).

(g) The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid.

(h) It is intended that payments under the Stock Options, Stock Appreciation Rights, Performance Units, and Performance Shares provisions of the Plan to recipients who are “covered employees” within the meaning of Section 162(m)(3) of the Code constitute “qualified performance-based compensation” within the meaning of Section 1.162-27(e) of the Income Tax Regulations. Awards of Restricted Stock or Restricted Stock Units may be designated by the Committee as intended to constitute “qualified performance-based compensation” in the relevant Award Agreement. To the maximum extent possible, the Plan and the terms of any Stock Options, Stock Appreciation Rights, Performance Units, Performance Shares, and, where applicable, Restricted Stock or Restricted Stock Units, shall be so interpreted and construed.

(i) It is intended that Stock Options awarded pursuant to Section 6, Stock Appreciation Rights awarded pursuant to Section 7, and Restricted Stock awarded pursuant to Section 8 not constitute a “deferral of compensation” within the meaning of Section 409A of the Code. It is further intended that Performance Shares and Performance Units granted pursuant to Sections 10 and 11 not constitute a “deferral of compensation” within the meaning of Section 409A of the Code excepting, however, Performance Shares and Performance Units that become vested as a result of the Committee’s waiver of payment limitations prior to the end of the applicable Performance Period. Finally, it is intended that Restricted Stock Units awarded pursuant to Section 8 or Stock Units awarded pursuant to Section 9, and Performance Units and Performance Shares that are or become vested as a result of the Committee’s waiver of payment limitations prior to the end of the applicable Performance Period, be exempt from or otherwise satisfy the requirements of Section 409A of the Code and the Income Tax Regulations issued thereunder in all material respects. This Plan shall be interpreted for all purposes and operated to the extent necessary in order to comply with the intent expressed in this paragraph. Although the Company and the Committee intend to administer the Plan so that it will comply with the requirements of Section 409A of the Code, to the extent applicable, neither the Company nor the Committee represents or warrants that the Plan will comply with Section 409A of the Code or any other provision of federal, state, local, or non-United States law. Neither the Company and its Subsidiaries, nor their respective directors, officers, employees or advisers shall be liable to any Participant (or any other individual claiming a benefit through the Participant) for any tax, interest, or penalties the Participant may owe as a result of participation in the Plan, and the Company and its Subsidiaries shall have no obligation to indemnify or otherwise protect any Participant from the obligation to pay any taxes pursuant to Section 409A of the Code.

(j) If any provision of this Plan is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be impaired or affected thereby.

(k) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware without taking into account its conflict of laws provisions.

(l) No Participant, officer, employee, or director of the Company or any Subsidiary shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, officers, employees, and directors. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred to the Participant in accordance with the terms of the Award.

(m) No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(n) The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. The term “including,” when used in the Plan, means in each case “including without limitation.”

SECTION 17. Unfunded Status of Plan.

It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary; provided, however that the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver cash, Stock or other Awards, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee determines otherwise. If and to the extent authorized by the Committee, the Company may deposit into such a trust Stock and other assets for delivery to a Participant in satisfaction of the Company’s obligation under any Award.